UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On May 14, 2018, pursuant to a Note Purchase Agreement, the Company issued to Hankey Capital, LLC (“Hankey Capital”) a secured promissory note in the amount of $600,000 (the “Note”). The Note matures on December 31, 2018 (the “Maturity Date”) and bears interest at an annual rate of interest of 8.5% per annum until maturity. Upon the closing of a convertible note offering which results in gross proceeds to the Company in the aggregate amount of at least two million dollars ($2,000,000) (inclusive of the amounts under this Note) (a “Qualified Note Financing”), the outstanding Principal Amount of this Note together with any accrued but unpaid interest shall be converted into the Convertible Notes being issued and sold in the Qualified Note Financing. The Company intends to use the proceeds from the issuance of the Note for working capital, protein development, laboratory and testing equipment necessary to support such development, regulatory and clinical expenses, and development work to extend the patent life of NELL-1, as well as for other purposes not presently contemplated herein but which are related directly to growing the Company’s current business, research and development activities. The obligations under the Note are secured by a first priority security interest on all of the assets of the Company.

The form of the Note Purchase Agreement and the Note are attached as Exhibits 10.1 and 10.2 to this Report, and the summary description of the terms of the Note Purchase Agreement and Note contained herein is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 3.02	Unregistered Sales of Equity Securities

The discussion in Item 1.01 is hereby incorporated by reference.

The Note will be issued in reliance of Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based upon the fact that the issuance of the Note not involve a public offering, (ii) the holder represented that it is an accredited investor and (iii) such holder made certain investment representations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
10.1	Note Purchase Agreement with Hankey Capital, LLC dated as of May 14, 2018.

10.2	Bone Biologics Corporation Note issued to Hankey Capital on May 14, 2018.

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Index to Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement with Hankey Capital, LLC dated as of May 14, 2018.

10.2	Bone Biologics Corporation Note issued to Hankey Capital on May 14, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2018	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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